                                                                          Ex-20

                             GODFREY & KAHN, S.C.
                               ATTORNEYS AT LAW
                            780 North Water Street
                          Milwaukee, Wisconsin 53202
                  Phone: (414) 273-3500  Fax: (414) 273-5198


                                June 26, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:  Strong Institutional Funds, Inc.
             --------------------------------

Gentlemen:

        We represent Strong Institutional Funds, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 5 (the
"Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-61545; 811-7335) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

        We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).



                                             Very truly yours,

                                             GODFREY & KAHN, S.C.

                                             /s/ Pamela M. Krill

                                             Pamela M. Krill